OCTOBER 26, 2020 TCF Financial Corporation 3Q20 Earnings Presentation

Cautionary Statements for the Purposes of Safe Harbor Provisions of the Securities Litigation Reform Act Any statements contained in this presentation regarding the outlook for the Corporation's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Corporation's plans and objectives, forecasts of market trends and other matters are forward-looking statements based on the Corporation's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements, and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward- looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. This presentation also contains forward-looking statements regarding TCF’s outlook or expectations with respect to post-merger integration. Certain factors could cause the Corporation's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Corporation’s Annual Report on Form 10-K under the heading "Risk Factors" or otherwise disclosed in documents filed or furnished by the Corporation with or to the SEC after the filing of this Annual Report on Form 10-K, the factors discussed below, and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive: macroeconomic and other challenges and uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, financial markets and consumer and corporate customers and clients, including economic activity, employment levels and market liquidity, as well as the various actions taken in response to the challenges and uncertainties by governments, central banks and others, including TCF; a failure to manage credit risk; cyber-security breaches involving us or third parties, hacking, denial of service, loss or theft of information, or other cyber-attacks that disrupt TCF's business operations or damage its reputation; adverse developments affecting TCF's branches, including supermarket branches; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; adverse effects related to competition from traditional competitors, non-bank providers of financial services and new technologies; technological difficulties, including those related to system upgrades or the failure to keep pace with technological changes in response to customer demands; risks related to developing new products, markets or lines of business; risks related to TCF's loan origination and sales activity; lack of access to liquidity or raise capital that isn’t dilutive; adverse changes in monetary, fiscal or tax policies; litigation or government enforcement actions; heightened consumer protection, supervisory or regulatory practices or requirements; deficiencies in TCF's compliance programs or risk mitigation frameworks; dependence on accurate and complete information from customers and counterparties; the failure to attract and retain key employees; ineffective internal controls; soundness of other financial institutions and other counterparty risk, including the risk of default, operational disruptions, or diminished availability of counterparties who satisfy our credit quality requirements; inability to grow deposits, increase earnings and revenue, manage operating expenses, or pay and receive dividends; interruptions, systems failures information technology and telecommunications systems failures of third-party services; deficiencies in TCF's quantitative models; the effect of any negative publicity or reputational damage; changes in accounting standards or interpretations of existing standards; adverse federal, state or foreign tax assessments; and the effects of man-made and natural disasters, any of which may negatively affect our operations and/or our customers. Use of Non-GAAP Financial Measures Management uses the adjusted net income, adjusted diluted earnings per common share, adjusted ROAA, adjusted ROACE, ROATCE, adjusted ROATCE, adjusted efficiency ratio, adjusted net interest income, net interest margin (FTE), adjusted net interest margin (FTE), adjusted noninterest income, adjusted noninterest expense, tangible book value per common share, tangible common equity to tangible assets and the allowance for credit losses as percentage of total loans and leases, excluding PPP loans, internally to measure performance and believes that these financial measures not recognized under generally accepted accounting principles in the United States ("GAAP") (i.e. non-GAAP) provide meaningful information to investors that will permit them to assess the Corporation's capital and ability to withstand unexpected market or economic conditions and to assess the performance of the Corporation in relation to other banking institutions on the same basis as that applied by management, analysts and banking regulators. TCF adjusts certain results to exclude merger-related expenses and notable items in addition to presenting net interest income and net interest margin (FTE) excluding purchase accounting accretion and amortization and the impact of PPP loans. Management believes these measures are useful to investors in understanding TCF's business and operating results. These non-GAAP financial measures are not defined by GAAP and other entities may calculate them differently than TCF does. Non-GAAP financial measures have inherent limitations and are not required to be uniformly applied. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the reconciliation tables included in this press release. 2

Successful Completion of MOE Integration

MOE integration **completed on time with cost savings remaining on track**, despite challenges related to COVID-19 and our work-from-home approach

Hard Work and Commitment of TCF Team Members Drives Successful MOE From Start to Finish

MOE Milestones

- Announced MOE in January 2019
- Received regulatory approval in less than 100 days after filing application
- Closed MOE ahead of schedule in August 2019
- Completed integration on-time in 3Q20
- Remain committed to cost savings resulting in 4Q20 NIE less than $321M

Notable Integration Actions

- ✓ Launched single mortgage lending platform
- ✓ Integrated commercial loan origination system
- ✓ Published Purpose and Beliefs statement
- ✓ Expanded CRM capabilities to branches and bankers
- ✓ Migrated integration activities to work-from-home model
- ✓ Completed conversion to FIS IBS core
- ✓ Best-in-class technology platform with FIS IBS core and D3 digital

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Third Quarter Results Driven by MOE Integration and Economic Impact of COVID-19

Diluted EPS	Efficiency Ratio	ROACE	ROATCE
$0.35 Reported	**75.3%** Reported	**3.9%** Reported	**5.7%** Reported[1]
$0.63 Adjusted[1]	**61.2%** Adjusted[1]	**7.0%** Adjusted[1]	**10.0%** Adjusted[1]

MOE Integration on Track

<$321M On track to achieve 4Q20 NIE target

- Completed conversion to FIS IBS core
- Completed Human Capital Management (HCM) conversion
- All branding aligned to TCF

Balance Sheet Update

- **3.4%** Loan and lease balances down QoQ
- **2.5%** Total loan and lease growth YoY
- **$1.8B** Paycheck Protection Program (PPP) balances
- **11.0%** YoY deposit growth

Credit Performance

- **28 bps** Net charge-off ratio
- **$70M** Provision for credit losses
- **1.60%** ACL / Loans and Leases[2] **(1.69% excl. PPP)[1]**
- **$131M** Add'l total fair value discount on acquired loans as of 9/30/20

Loan Deferral Update

- **$404M** Total balances on deferral status as of September 30, 2020
- **78%** Decrease in balances on deferral status from June 30, 2020
- **1.2%** Balances on deferral status as a % of non-PPP loans and leases

Strong Capital and Liquidity Positions

- **11.5%** CET1 Ratio
- **19.7%** Cash and securities / assets
- **73%** Retail deposits as a % of total deposits

[1] Denotes a non-GAAP financial measure; see Appendix for "Non-GAAP Reconciliation" slides
[2] ACL includes ALLL and reserve for unfunded lending commitments

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Loan Balances Driven By Limited Borrower Demand and Strong Inventory Finance Sell-Through HFI Loans and Leases ($ billions) HFI Loan and Lease Balance Drivers ($ billions) PPP Loans Non-PPP loans and leases $35.5 $— $— $— Non-PPP Loan balances down 3.0% YoY1 $(0.2) $35.9 $(0.4) $34.3 $33.5 $34.5 $35.5 $34.3 $1.8 $1.8 $(0.6) $33.7 $32.5 2Q20 C&I - CRE Lease C&I - C&I - Consumer 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 PPP Financing Other Inventory Finance 3Q20 Loan and Lease Highlights • Loan demand remains low due to COVID pandemic • $1.8B of PPP related loans • C&I balances down $661M QoQ, excluding PPP ◦ Inventory Finance down $447M QoQ ($1.9B since 1Q20) primarily due to seasonality, strong dealer activity, and lack of backfill from manufacturers • Loan balances down $154M YTD driven by Inventory Finance (down $1.3B), Consumer (down $787M) and Traditional C&I ($402M), partially offset by PPP loans (up $1.8B) and CRE (up $490M) 1 Denotes a non-GAAP financial measure; see Appendix for "Non-GAAP Reconciliation" slides. Total period-end loans and leases of 5 $34.3B, up $833M or 2.5% YoY

Stable Deposits With Declining Deposit Costs 2 Deposit Growth ($ billions) Cost of Deposits Down 17 bps from 2Q20 CDs Deposits (ex. CDs) 22.1% YoY growth, excluding CDs1 $39.2 $39.2 0.94% 0.88% $35.3 $34.5 $35.8 $7.1 $6.3 0.78% $8.4 $7.5 $7.5 0.49% $32.1 $32.9 0.32% $26.9 $27.0 $28.3 3Q19 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 Stub Loan-To-Deposit Ratio Period3 100% 100% 3Q20 Deposit Highlights 95% 91% 88% • Non-CD balances up $769M, or 2.4% from 2Q20 • Cost of CDs of 1.10%, down 34 bps from 2Q20 • Cost of deposits (ex. CDs) of 0.16%, down 10 bps from 2Q20 • Short duration CD portfolio with 67% maturing over the next six months with an average rate of 1.10% 3Q19 4Q19 1Q20 2Q20 3Q20 1 Total period-end deposits of $39.2B, up $3.9B or 11.0% YoY 6 2 Annualized 3 Stub period reflects Legacy TCF July 2019 plus New TCF August/September 2019

Net Interest Income and Margin Impacted by Purchase Accounting Accretion and PPP 2 Net Interest Income ($ millions) Net Interest Margin PPP income (includes fees and interest) Purchase accounting accretion (PAA) and PPP impact Purchase accounting accretion (PAA) Net interest margin excluding PAA and PPP impact3 Net interest income excluding PAA and PPP3 4.14% $409 $401 0.31% 3.89% $371 $31 $25 $378 $377 3.76% $9 0.29% $15 0.23% 4 4 $28 $18 $18 3.35% 3.34% 0.15% 0.15% $378 $376 3.83% $351 3.60% 3.53% $343 $344 3.20% 3.19% 1 3Q19 1 4Q19 1Q20 2Q20 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 Total of $60M of PPP fees expected to be recognized over the life of the program; $20M recognized to date 1 Stub period reflects Legacy TCF July 2019 net interest income plus New TCF August/September 2019 net interest income 2 Annualized and presented on a fully tax-equivalent basis; see Appendix for "Non-GAAP Reconciliation" slides 3 Denotes a non-GAAP financial measure; see Appendix for "Non-GAAP Reconciliation" slides 7 4 Includes a 0.16% benefit from PAA, partially offset by a 0.01% reduction from the impact of PPP loans (inclusive of recognition of PPP loan fees and lower average earning assets) for both 3Q20 and for 2Q20

Noninterest Income Stable as Customer Activity Begins to Rebound

Noninterest Income ($ millions)



Reported
Adjusted[1,2]
$158
$166
$137
$145
$133
$127
$119
$119
4Q19
1Q20
2Q20
3Q20

3Q20 Noninterest Income Highlights

- 3Q20 notable items include a **$0.2M** loan servicing rights impairment within other noninterest income
- Other noninterest income included a **$2.6M** unfavorable interest rate swap mark-to-market adjustment
- Fees and service charges on deposit accounts and card and ATM revenue began to rebound from the impact of higher balances from stimulus payments and lower transaction volumes due to stay-at-home orders in 2Q20
- 3Q20 net gains on sales included net gains on sales of mortgage banking loans of **$20.4M**, compared to **$24.8M** in 2Q20

Noninterest Income Drivers ($ millions)



4Q19
1Q20
2Q20
3Q20
$39
$35
$23
$25

Fees & Service Charges on Customer Deposit Accounts

Remains at lower levels given excess liquidity in deposit accounts



$25
$22
$21
$23

Card & ATM

Rebounded closer to pre-COVID levels in 3Q



$13
$21
$29
$23

Net Gains on Sales of Loans and Leases

GOS and mortgage banking pipelines remain strong



$47
$34
$37
$32

Leasing

Continues to be driven by levels of customer activity; Q4 is generally the seasonal peak for leasing fees

[1] Denotes a non-GAAP financial measure; see Appendix for "Non-GAAP Reconciliation" slides

[2] Noninterest income notable items reflected losses of $7.6M and $8.2M in 4Q19 and 1Q20, respectively, and income, net of losses, of $5.9M in 2Q20 and losses of $0.2M in 3Q20

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Focus on Delivering on Cost Synergy Commitment

Noninterest Expense ($ millions)



Notable items
Merger-related expenses
Adjusted noninterest expense[1]
$417
$15
$47
$355
$375
$3
$37
$335
$400
$1
$82
$317
$373
$54
$319
<$321
4Q19
1Q20
2Q20
3Q20
4Q20 NIE Target

Driving Toward Below Peer Median Efficiency



Post-Cost Savings
Adjusted Efficiency Ratio Target[2]:
Below Peer Median in Normalized Operating Environment
75.3%
61.2%
3Q20
3Q20 Adjusted[1]

3Q20 Noninterest Expense Highlights

- 3Q20 includes **$54.0M** of merger-related expenses
- Occupancy and equipment, compensation and employee benefits, and lease financing equipment depreciation all down QoQ
- Other noninterest expense **up $9.9M** QoQ, primarily due to increased marketing and outside processing expenses
- Adjusted 3Q20 NIE also included **$1.8M** of federal historic tax credit amortization

[1] Denotes a non-GAAP financial measure; see Appendix for "Non-GAAP Reconciliation" slides
[2] Financial targets compared to TCF Peer Group as defined in TCF's most recent proxy statement. Adjusted efficiency ratio is a non-GAAP financial measure. A reconciliation of the adjusted efficiency ratio target to the most directly comparable GAAP measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort, it is expected to be consistent with historical non-GAAP reconciliation included in the appendix.

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Strong Capital Position in an Adverse Economic Environment Common Equity Tier 1 Ratio Capital Priorities 11.5% 1 10.9% 11.0% 11.1% Maintain strong capital levels 10.4% 2 Support commercial and consumer clients 3Q19 4Q19 1Q20 1 2Q20 1 3Q20 1 3 Pay a competitive dividend Tangible Book Value Per Common Share2 Be positioned to take advantage 4 Book value per common share of platform / portfolio opportunities Tangible book value per common share when environment improves $35.82 $36.20 $35.85 $35.91 $35.88 $26.18 $26.60 $26.16 $26.25 $26.27 3Q19 4Q19 1Q20 2Q20 3Q20 10 1 Capital ratios during all periods in 2020 reflect our election of the five-year CECL transition for regulatory capital purposes 2 Denotes a non-GAAP financial measure; see Appendix for "Non-GAAP Reconciliation" slides

Credit Performance Impacted by COVID Challenges

Net Charge-offs ($ millions)



Net charge-offs
Net charge-offs / average loans and leases[1]
YTD NCO ratio of 13 bps
$29
0.39%
$6
0.07%
$5
0.06%
$3
0.04%
$25
0.28%
3Q19
4Q19[2]
1Q20
2Q20
3Q20

Nonaccrual Loans and Leases[3] ($ millions)



$182
0.54%
$170
0.49%
$250
0.70%
$291
0.82%
$377
1.10%
3Q19
4Q19
1Q20
2Q20
3Q20

Over 90-Day Delinquencies[4]



0.09%
0.09%
0.02%
0.02%
0.02%
3Q19
4Q19
1Q20
2Q20
3Q20

3Q20 Credit Performance Commentary

- 3Q20 net charge-offs of **$25M** driven by $22M of net charge-offs in commercial and industrial
  - **$9M** related to one loan which was charged off at quarter-end, however, has since been repaid in full in October
- Nonaccrual loans and leases increased $85M from 2Q20, driven by:
  - **$47M** of motor coach and shuttle bus balances moved to nonaccrual

1 Annualized
2 Includes $4.7M recovery from consumer nonaccrual/TDR loan sale. Excluding the recovery, 4Q19 net charge-offs were $10.9M, NCO ratio was 0.13% and provision for credit losses was $19.1M (see Appendix for "Non-GAAP Reconciliation" slides)
3 Prior to the adoption of CECL as of January 1, 2020, purchased credit impaired (PCI) loans were not classified as nonaccrual loans because they were recorded at their net realizable value based on the principal and interest expected to be collected on the loans; includes reclassification of $73.4M of loans previously accounted for as PCI at December 31, 2019 to nonaccrual loans as of January 1, 2020 due to the adoption of CECL
4 Excludes nonaccrual loans and leases

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ACL Driven by COVID-19 Impacts 3Q20 Allowance for Credit Loss Drivers ($ millions) ACL / Loans $70 $549 ALLL / Loans by Portfolio2 $504 Change 2Q20 3Q20 (bps) $(25) C&I 1.00% 1.26% 26 1.42% 1.60% CRE 1.69 2.06 37 Lease financing 0.70 1.34 64 Residential mortgage 1.30 1.07 (23) 2Q20 NCOs Provision 3Q20 Home equity 1.65 1.48 (17) 1 1.69% $131M Consumer installment 1.49 1.80 31 ACL/Loans and Leases, Total fair value discount from ALLL / Loans 1.30% 1.50% 20 excluding $1.8B of PPP loans purchase accounting on acquired with no reserve loans at 3Q20 ACL / Loans 1.42% 1.60% 18 Provision for Credit Losses ($ millions) $97 $79 $70 • Elevated provision expenses driven by economic impacts of COVID-19 $27 $14 3Q19 4Q19 1Q20 2Q20 3Q20 12 1 Denotes a non-GAAP financial measure, see Appendix for "Non-GAAP Reconciliation" slides; ACL includes ALLL and reserve for unfunded lending commitments 2 ALLL excludes reserve for unfunded lending commitments

Loan Deferral Update Loan and lease balances on deferral status as of September 30, 2020 declined $1.4B, or 78%, from June 30, 2020 Loan and Lease Balances on Deferral Status ($ millions) Total Non- PPP Loan Balances on As a % of Non-PPP Balances Deferral Status Loans and Leases 9/30/2020 6/30/2020 9/30/2020 Change % 6/30/2020 9/30/2020 Commercial real estate $ 9,627 $ 800 $ 57 (93)% 8.3% 0.6% Capital Solutions 5,979 427 194 (55) 7.1 3.2 Consumer 10,434 327 114 (65) 3.0 1.1 Traditional C&I 4,403 261 39 (85) 5.7 0.9 Inventory Finance 2,064 — — — — — TOTAL $ 32,507 $ 1,815 $ 404 (78)% 5.4% 1.2% 13

Select COVID Impacted Portfolios

At September 30, 2020, excluding PPP Loans ($ millions)	Portfolio Balance	% of Total Loans and Leases[1]	Balance on Deferral Status	Classified and Special Mention[2]	Nonaccrual	Comments
Motor Coach	$ 166	0.5%	$ 58	$ 64	$ 38	• More heavily dependent on travel (50+ passengers) • $36M moved to nonaccrual in 3Q20 • Accommodating customers with deferrals into 2021 • Average loan and lease size: $263K
Shuttle Bus	245	0.8%	31	19	13	• Over 50% is non-travel related (daycare, education, etc.) • $11M moved to nonaccrual in 3Q20 • Accommodating customers with deferrals into 2021 • Average loan and lease size: $46K
Hotel	787	2.4%	39	280	21	• Focus on flagged, limited service properties • Downgraded $193M in 3Q20 • Accommodating customers with deferrals into 2021 • LTV: ~50%
Franchise	162	0.5%	11	15	13	• More quick-serve exposure, which is doing better than casual dining • No real estate exposure
CRE - Retail	1,323	4.1%	3	93	16	• Limited exposure to large malls resulting in many retailers continuing to operate • Diverse and granular portfolio • Average loan size: $775K
Retail Trade (Traditional C&I and Capital Solutions)	334	1.0%	—	5	4	• Dependent on status of economic recovery • Many retailers have reopened
Fitness	92	0.3%	14	4	1	• Most gyms have reopened with limited capacity levels • Visitor counts are increasing and revenue levels have been manageable
Total	**$ 3,109**	**9.6%**	**$ 156**	**$ 480**	**$ 106**	

[1] Excludes PPP loans of $1.8 billion at September 30, 2020
[2] Includes substandard, doubtful and nonaccrual loans and leases

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Third Quarter Key Takeaways • Successful completion of MOE integration activities • Remain committed to MOE cost savings with 4Q20 NIE target below $321M • Continue to support team members, customers and communities as COVID impacts continue • Loan demand outlook remains muted in the near-term, but merger-related revenue synergy opportunities remain as the environment returns to normal • Rebound in customer activity beginning to have positive effect on fee income • Significant decline in loan balances on deferral status • Strong reserve level supported by additional fair value discount and robust capital position 1 1 Financial Targets Adj. ROATCE Adj. Efficiency Ratio (Post-Cost Savings in a Normalized Top Quartile Below Operating Environment) Compared to Peers Peer Median 1 Financial targets compared to TCF Peer Group as defined in TCF's most recent proxy statement. ROATCE and adjusted efficiency ratio are non-GAAP financial measures. A 15 reconciliation of the ROATCE and adjusted efficiency ratio targets to the most directly comparable GAAP measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort, however, it is expected to be consistent with historical non-GAAP reconciliation included in the appendix.

Appendix

Well-diversified Loan and Lease Portfolio CRE Loan Mix Commercial & (at September 30, 2020) Industrial Total CRE Consumer 34% 30% % of Total Loans and $M Leases Multifamily $ 2,023 5.9% Office 1,395 4.1 Retail 1,323 3.9 Warehouse 1,113 3.2 $34B Hotel 787 2.3 Senior Housing 780 2.3 Self Storage 520 1.5 Mixed Use 457 1.3 Other 1,229 3.5 Lease TOTAL $ 9,627 28.0% CRE Financing • Total CRE loans on deferral status of $57M as of 28% 8% September 30, 2020 ◦ 0.6% of CRE portfolio ◦ 0.2% of total non-PPP loans and leases 17

Traditional C&I and Capital Solutions Diversification

Non-PPP Traditional C&I and Capital Solutions by NAICS Code

	Traditional C&I and Capital Solutions			Traditional C&I			Capital Solutions		
	$M	% of Trad. C&I and Cap. Sol.	% of Total TCF Loans	$M	% of Trad. C&I	% of Total TCF Loans	$M	% of Cap. Sol.	% of Total TCF Loans
Transportation and Warehouse	$ 1,673	16%	5.1%	$ 133	3%	0.4%	$ 1,540	26%	4.7%
Manufacturing	1,532	15%	4.7%	837	19%	2.6%	695	12%	2.1%
Real Estate Rental and Leasing	990	10%	3.0%	693	16%	2.1%	297	5%	0.9%
Health Care and Social Assistance	880	8%	2.7%	218	5%	0.7%	662	11%	2.0%
Construction	725	7%	2.3%	246	6%	0.7%	479	8%	1.6%
Arts, Entertainment, and Recreation	703	7%	2.2%	94	2%	0.3%	609	10%	1.9%
Wholesale Trade	557	5%	1.7%	412	9%	1.3%	145	2%	0.4%
Finance and Insurance	501	5%	1.6%	445	10%	1.4%	56	1%	0.2%
Other Services (excl. Public Administration)	492	5%	1.5%	88	2%	0.3%	404	7%	1.2%
Admin and Support and Waste Management and Remediation	455	4%	1.4%	230	5%	0.7%	225	4%	0.7%
Retail Trade	334	3%	1.0%	156	4%	0.5%	178	3%	0.5%
Accommodation and Food Services	262	3%	0.8%	93	2%	0.3%	169	3%	0.5%
All Other	1,277	12%	3.9%	758	17%	2.2%	519	8%	1.7%
TOTAL	$ 10,381	100%	31.9%	$ 4,403	100%	13.5%	$ 5,978	100%	18.4%

Non-PPP Loans and Leases on Deferral Status[1]	Traditional C&I and Capital Solutions	Traditional C&I	Capital Solutions
	$233M 2.2% of portfolio 0.7% of total non-PPP loans and leases	**$39M** 0.9% of portfolio 0.1% of total non-PPP loans and leases	**$194M** 3.2% of portfolio 0.6% of total non-PPP loans and leases

[1] As of September 30, 2020; percent of portfolio and percent of total loans and leases excludes PPP loans

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Inventory Finance Balances Decline Due to Seasonality and Strong Dealer Activity Inventory Finance Balance Trends Inventory Finance by Sector RV Other 1Q 2Q 3Q 4Q 6% 1% Specialty Power vehicles sports $4.0 16% 34% $3.5 $3.7 $3.4 $3.2 $3.4 $3.0 $2.9 $3.1 $2.5 $2.1B $2.1 Marine 10% Lawn and garden 33% 2018 2019 2020 • Each year, Inventory Finance balances peak in 1Q and trough in 3Q due to Percent of Total Loans the timing of shipments of snow and lawn & garden products ◦ Powersports - 2.1% • More than typical seasonal decline in 2Q20 due to: ◦ Lawn and Garden - 2.0% ◦ Spec. Vehicles - 1.0% • Strong sell-through rates as dealers continued to sell products during the ◦ Marine - 0.6% pandemic ◦ RV - 0.4% • Lack of backfill from manufacturers as a result of the economic shutdown Inventory Finance Credit Quality Remains Strong (3Q20) • 86% of portfolio tied to exclusive manufacturer programs 0 bps with repurchase agreements 10,475+ Net charge-off Dealers • Loans asset-secured and financed at wholesale cost vs. ratio retail price $197K 0.11% • Averaged 11 bps of annual net charge-offs since 2009 Average loan size Nonaccrual loans 19 to total loans

Investment Securities Portfolio Investment Securities Balances ($ billions) Investment Securities Mix (3Q20) Yield1 $7.6 Other $7.2 $7.3 $6.9 Obligations of states $0.4B $5.7 and political subdivisions 6% $0.9B 12% 2.84% Agency 2.81% 2.73% CMBS 9% 2.37% $7.6B 2.28% $0.7B Agency 73% MBS 3Q19 4Q19 1Q20 2Q20 3Q20 $5.6B 12.5% 14.7% 14.7% 14.7% 16.0% of total assets of total assets of total assets of total assets of total assets 3Q20 Investment Securities Highlights Investment Securities Portfolio Attributes (3Q20) • Purchased investment securities in 3Q20 with an average tax-equivalent yield of 1.17%2, compared to the 2Q20 purchase yield of 1.43%2 4.1 Years 97% duration at AA and AAA rated September 30, 2020 20 1 Annualized and presented on a fully tax-equivalent basis

Impact of 3Q20 Merger-related Expenses and Notable Items

(Dollars in thousands, except per share data)	3Q20 Reported	Merger-related Items	Notable Items	3Q20 Adjusted[1]
Net interest income	$ 377,167	$ —	$ —	$ 377,167
Provision for credit losses	69,664	—	—	69,664
Noninterest income:				
Other noninterest income	5,411	—	(154) [2]	5,565
All other noninterest income line items	113,399	—	—	113,399
Total noninterest income	118,810	—	(154)	118,964
Noninterest expense:				
Merger-related expenses	54,011	(54,011)	—	—
All other noninterest expense line items	319,429	—	—	319,429
Total noninterest expense	373,440	(54,011)	—	319,429
Income before income tax expense	52,873	(54,011)	(154)	107,038
Income tax expense (benefit)	(4,429)	(11,175)	(32) [3]	6,778
Income after income tax expense	57,302	(42,836)	(122)	100,260
Income attributable to non-controlling interest	1,564	—	—	1,564
Net income attributable to TCF	55,738	(42,836)	(122)	98,696
Preferred stock dividends	2,494	—	—	2,494
Net income available to common shareholders	**$ 53,244**	**$ (42,836)**	**$ (122)**	**$ 96,202**
Diluted earnings per share	$ 0.35	$ (0.28)	$ —	$ 0.63
Average diluted common shares outstanding	151,821,592	—	—	151,821,592
Return on average assets	0.46%			0.81%
Return on average common equity	3.9%			7.0%
Return on average tangible common equity[1]	5.7%			10.0%
Efficiency ratio[4]	75.3%			61.2%

1 Denotes a non-GAAP financial measure; see Appendix for "Reconciliation of GAAP to Non-GAAP Financial Measures" slides
2 Includes a $0.2M loan servicing rights impairment
3 Includes income tax benefit based on TCF's normal tax rate on pretax notable items
4 Adjusted efficiency ratio also excludes lease financing equipment depreciation, other intangible amortization, amortization of federal historic tax credits and net interest income FTE adjustment tcf

21

Non-GAAP Reconciliation Computation of adjusted diluted earnings per common share: Quarter Ended Sep. 30, (Dollars in thousands, except per share data) 2020 Earnings allocated to common stock (a) $ 53,244 Merger-related expenses 54,011 Notable items: Loan servicing rights impairment1 154 Total notable items 154 Related income tax expense, net of benefits2 (11,207) Total adjustments, net of tax 42,958 Adjusted earnings allocated to common stock (b) $ 96,202 Weighted-average common shares outstanding used in diluted earnings per common share calculation (c) 151,821,592 Diluted earnings per common share (a) / (c) $ 0.35 Adjusted diluted earnings per common share (b) / (c) 0.63 22 1 Included in Other noninterest income 2 Included within Income tax expense (benefit)

Non-GAAP Reconciliation

Computation of FTE and adjusted net interest income and margin:	Quarter Ended				
(Dollars in thousands, except per share data)	**Sep. 30, 2020**	**Jun. 30, 2020**	**Mar. 31, 2020**	**Dec. 31, 2019**	**Sep. 30, 2019**
Net interest income	$ 377,167	$ 378,359	$ 401,481	$ 408,753	$ 371,793
Purchase accounting accretion and amortization	(17,710)	(18,209)	(25,258)	(30,523)	(28,411)
Adjusted net interest income, excluding purchase accounting accretion and amortization	359,457	360,150	376,223	378,230	343,382
Net fees recognized on PPP loans	(11,886)	(7,805)	—	—	—
Interest recognition on PPP loans[(1)]	(2,824)	(1,759)	—	—	—
PPP impact	(14,710)	(9,564)	—	—	—
Adjusted net interest income, excluding purchase accounting accretion and amortization and PPP impact	$ 344,747	$ 350,586	$ 376,223	$ 378,230	$ 343,382
Net interest margin (FTE)	3.34%	3.35%	3.76%	3.89%	4.14%
Purchase accounting accretion and amortization	(0.16)	(0.16)	(0.23)	(0.29)	(0.31)
Adjusted net interest margin, excluding purchase accounting accretion and amortization (FTE)	3.18	3.19	3.53	3.60	3.83
PPP impact[(2)]	0.01	0.01	—	—	—
Adjusted net interest margin, excluding purchase accounting accretion and amortization and PPP impact (FTE)	3.19%	3.20%	3.53%	3.60%	3.83%

[1] Interest income recorded on PPP loans less funding costs.
[2] The exclusion of PPP loans additionally reduces average earning assets by $1.8 billion in the third quarter 2020 and $1.2 billion in the second quarter 2020.

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Non-GAAP Reconciliation Computation of adjusted provision and net charge-offs: Quarter Ended Dec. 31, (Dollars in thousands) 2019 Provision $ 14,403 Provision benefit due to the consumer nonaccrual and TDR loan sale 4,694 Adjusted provision, excluding consumer nonaccrual and TDR loan sale $ 19,097 Net charge-offs (a) $ (6,237) Recovery related to the consumer nonaccrual and TDR loan sale (b) (4,694) Adjusted net charge-offs, excluding consumer nonaccrual and TDR loan sale (c) $ (10,931) Average loans and leases (d) $ 33,804,883 Net charge-off rate as a percentage of average loans and leases1 (a)/(d) 0.07% Impact of recovery to net charge-off ratio related to the consumer nonaccrual and TDR loan sale1 (b)/(d) 0.06 Adjusted net charge-off ratio, excluding consumer nonaccrual and TDR loan sale1 (c)/(d) 0.13% 24 1 Annualized

Non-GAAP Reconciliation Computation of adjusted return on average assets, common equity and average tangible common equity: Quarter Ended Sep. 30, (Dollars in thousands) 2020 Adjusted net income after tax expense: Income after tax expense (a) $ 57,302 Merger-related expenses 54,011 Notable items 154 Related income tax expense, net of tax benefits (11,207) Adjusted net income after tax expense for ROAA calculation (b) 100,260 Net income available to common shareholders (c) 53,244 Other intangibles amortization 5,498 Related income tax expense (1,137) Net income available to common shareholders used in ROATCE calculation (d) 57,605 Adjusted net income available to common shareholders: Net income available to common shareholders 53,244 Notable items 154 Merger-related expenses 54,011 Related income tax expense, net of tax benefits (11,207) Net income available to common shareholders used in adjusted ROAA and ROACE calculation (e) 96,202 Other intangibles amortization 5,498 Related income tax expense (1,137) Net income available to common shareholders used in adjusted ROATCE calculation (f) 100,563 Average balances: Average assets (g) 49,539,600 Total equity 5,697,727 Non-controlling interest in subsidiaries (22,638) Total TCF Financial Corporation shareholders' equity 5,675,089 Preferred stock (169,302) Average total common shareholders' equity used in ROACE calculation (h) 5,505,787 Goodwill, net (1,313,046) Other intangibles, net (155,142) Average tangible common shareholders' equity used in ROATCE calculation (i) $ 4,037,599 ROAA1 (a) / (g) 0.46% Adjusted ROAA1 (b) / (g) 0.81 ROACE1 (c) / (h) 3.9 Adjusted ROACE1 (e) / (h) 7.0 ROATCE1 (d) / (i) 5.7 Adjusted ROATCE1 (f) / (i) 10.0 25 1 Annualized

Non-GAAP Reconciliation

Computation of adjusted efficiency ratio, noninterest income and noninterest expense:

(Dollars in thousands)		Quarter Ended Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Noninterest expense	(a)	$ 373,440	$ 400,241	$ 374,599	$ 416,571
Merger-related expenses		(54,011)	(81,619)	(36,728)	(47,025)
Write-down of company-owned vacant land parcels and branch exit costs		—	(551)	—	(3,494)
Sale of Legacy TCF auto finance portfolio		—	(901)	(3,063)	(4,670)
Pension fair valuation adjustment		—	—	—	(6,341)
Adjusted noninterest expense		319,429	317,170	334,808	355,041
Lease financing equipment depreciation		(17,932)	(18,212)	(18,450)	(18,629)
Amortization of intangibles		(5,498)	(5,516)	(5,480)	(5,505)
Impairment of federal historic tax credits		(1,758)	(179)	(1,521)	(4,030)
Adjusted noninterest expense, efficiency ratio	(b)	294,241	293,263	309,357	326,877
Net interest income		377,167	378,359	401,481	$ 408,753
Noninterest income		118,810	133,054	136,963	158,052
Total revenue	(c)	495,977	511,413	538,444	$ 566,805
Noninterest income		118,810	133,054	136,963	$ 158,052
Gain on sales of branches		—	(14,717)	—	—
Sale of Legacy TCF auto finance portfolio		—	—	—	8,194
Loan servicing rights impairment		154	8,858	8,236	(638)
Adjusted noninterest income		118,964	127,195	145,199	165,608
Net interest income		377,167	378,359	401,481	408,753
Net interest income FTE adjustment		2,844	3,032	2,983	2,896
Adjusted net interest income		380,011	381,391	404,464	411,649
Lease financing equipment depreciation		(17,932)	(18,212)	(18,450)	(18,629)
Adjusted total revenue, efficiency ratio	(d)	$ 481,043	$ 490,374	$ 531,213	$ 558,628
Efficiency ratio	(a) / (c)	75.3%	78.3%	69.6%	73.5%
Adjusted efficiency ratio	(b) / (d)	61.2	59.8	58.2	58.5%

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Non-GAAP Reconciliation

Computation of tangible common equity to tangible assets and tangible book value per common share:		Quarter Ended				
(Dollars in thousands, except per share data)		Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Total equity		$ 5,658,420	$ 5,658,555	$ 5,655,833	$ 5,727,241	$ 5,693,417
Non-controlling interest in subsidiaries		(21,376)	(23,300)	(30,149)	(20,226)	(23,313)
Total TCF Financial Corporation shareholders' equity		5,637,044	5,635,255	5,625,684	5,707,015	5,670,104
Preferred stock		(169,302)	(169,302)	(169,302)	(169,302)	(169,302)
Total common shareholders' equity	(a)	5,467,742	5,465,953	5,456,382	5,537,713	5,500,802
Goodwill, net		(1,313,046)	(1,313,046)	(1,313,046)	(1,299,878)	(1,265,111)
Other intangibles, net		(151,875)	(157,373)	(162,887)	(168,368)	(215,910)
Tangible common shareholders' equity	(b)	4,002,821	3,995,534	3,980,449	4,069,467	4,019,781
Total assets	(c)	47,565,789	50,062,460	48,594,383	46,651,553	45,692,511
Goodwill, net		(1,313,046)	(1,313,046)	(1,313,046)	(1,299,878)	(1,265,111)
Other intangibles, net		(151,875)	(157,373)	(162,887)	(168,368)	(215,910)
Tangible assets	(d)	$ 46,100,868	$ 48,592,041	$ 47,118,450	$ 45,183,307	$ 44,211,490
Common stock shares outstanding	(e)	152,379,722	152,233,106	152,185,984	152,965,571	153,571,381
Common equity to assets	(a)/(c)	11.50%	10.92%	11.23%	11.87%	12.04%
Tangible common equity to tangible assets	(b)/(d)	8.68	8.22	8.45	9.01	9.09
Book value per common share	(a)/(e)	$ 35.88	$ 35.91	$ 35.85	$ 36.20	$ 35.82
Tangible book value per common share	(b)/(e)	26.27	26.25	26.16	26.60	26.18

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Non-GAAP Reconciliation

Computation of loan and lease growth excluding Legacy TCF auto portfolio and PPP and allowance for credit losses excluding PPP loans:

		Quarter Ended			Change From	
		Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	
(Dollars in thousands)		2020	2020	2019	2019	
Commercial and industrial		$ 11,557,237	$ 12,200,721	$ 10,913,343	$ 643,894	5.9 %
Commercial real estate		9,627,330	9,628,344	8,773,970	853,360	9.7
Lease financing		2,724,686	2,707,402	2,594,373	130,313	5.0
Total commercial loan and lease portfolio		23,909,253	24,536,467	22,281,686	1,627,567	7.3
Residential mortgage		5,790,251	6,123,118	6,057,404	(267,153)	(4.4)
Consumer installment		1,341,204	1,430,655	1,562,252	(221,048)	(14.1)
Home equity		3,302,983	3,445,584	3,609,410	(306,427)	(8.5)
Total consumer loan portfolio		10,434,438	10,999,357	11,229,066	(794,628)	(7.1)
Total loans and lease portfolio	(a)	34,343,691	$ 35,535,824	33,510,752	832,939	2.5
PPP loans (Commercial and industrial)		1,836,850	1,819,469	—	1,836,850	N.M.
Loans and leases excluding PPP loans						
Commercial and industrial		9,720,387	$ 10,381,252	10,913,343	(1,192,956)	(10.9)
Commercial real estate		9,627,330	9,628,344	8,773,970	853,360	9.7
Lease financing		2,724,686	2,707,402	2,594,373	130,313	5.0
Total commercial loan and lease portfolio		22,072,403	22,716,998	22,281,686	(209,283)	(0.9)
Residential mortgage		5,790,251	6,123,118	6,057,404	(267,153)	(4.4)
Consumer installment		1,341,204	1,430,655	1,562,252	(221,048)	(14.1)
Home equity		3,302,983	3,445,584	3,609,410	(306,427)	(8.5)
Total consumer loan portfolio		10,434,438	10,999,357	11,229,066	(794,628)	(7.1)
Total loans and leases portfolio, excluding PPP	(b)	$ 32,506,841	$ 33,716,355	$ 33,510,752	$ (1,003,911)	(3.0)%
Allowance for credit losses	(c)	$ 549,358	$ 503,902	$ 124,679		
Allowance for credit losses as a % of total loans and leases	(c)/(a)	1.60%	1.42%	0.37%		
Allowance for credit losses as a % of loans and leases, ex. PPP	(c)/(b)	1.69%	1.49%	0.37%		

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